Exhibit 99.1

FOR RELEASE:	New Hartford, NY, October 30, 2014

CONTACT:	Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2014 THIRD QUARTER RESULTS FROM OPERATIONS

New Hartford, NY- October 30, 2014 -- PAR Technology Corporation (NYSE: PAR) today announced results from operations for the third quarter ended September 30, 2014.  PAR reported revenue of $56.3 million and net loss of $109,000 or $0.01 loss per share.  This compares to third quarter 2013 revenue of $55.5 million and net income of $440,000, or $0.03 per diluted share.  On a non-GAAP basis, the Company’s third quarter 2014 net income was $284,000 or $0.02 per diluted share, compared to net income of $571,000 or $0.04 per diluted share in 2013.  See the reconciliation tables within this release for further information on the non-GAAP adjustments utilized by the Company.

Commenting on the third quarter, Ronald J. Casciano, PAR’s Chief Executive Officer & President, stated, “We have made progress in the third quarter to improve our financial performance. However there is still more to be done as we continue to evaluate our businesses in order to identify opportunities and implement initiatives to enhance the overall value of PAR.  Our recent acquisition of Brink POS will accelerate PAR’s strategy of diversifying our customer base and significantly enhances our cloud technology offerings to existing and prospective restaurant customers.  We also are seeing additional opportunities to expand our business organically, as there are a number of new contracts in the pipeline that will have a positive impact on our future results.”

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 10:00 a.m. (Eastern) on October 30, 2014, during which the Company’s management will discuss the financial results for the third quarter of 2014.  If you would like to participate in this conference call, please dial 1-866-510-0712 approximately 10 minutes before the scheduled beginning and use the PAR passcode 32973372.  Individual and institutional investors also will have the opportunity to listen to the conference call live over the Internet.  Individual investors can listen by visiting PAR’s website at www.partech.com.  If you are unable to participate in the conference call, an automatic replay will be available until November 7, 2014 via www.partech.com or via telephone by dialing 1-888-286-8010 and using the passcode 90468768.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	September 30,	December 31,
Assets	2014	2013
Current assets:
Cash and cash equivalents	$10,269	$10,015
Accounts receivable-net	31,272	30,688
Inventories-net	25,518	24,465
Income tax refund	434	-
Deferred income taxes	5,034	3,747
Other current assets	4,239	3,418
Total current assets	76,766	72,333
Property, plant and equipment - net	6,034	5,494
Deferred income taxes	14,236	15,083
Goodwill	14,157	6,852
Intangible assets - net	23,084	15,071
Other assets	2,893	2,675
Total Assets	$137,170	$117,508
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,171	$166
Borrowings under line of credit	5,982	-
Accounts payable	18,797	17,200
Accrued salaries and benefits	6,421	6,663
Accrued expenses	3,926	2,701
Customer deposits	1,173	1,071
Deferred service revenue	14,433	12,170
Income taxes payable	-	185
Total current liabilities	53,903	40,156
Long-term debt	7,183	918
Other long-term liabilities	3,724	3,714
Total liabilities	64,810	44,788
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,253,183 and 17,301,925 shares issued; 15,545,074 and 15,593,816 outstanding	345	344
Capital in excess of par value	44,633	43,635
Retained earnings	33,499	35,116
Accumulated other comprehensive loss	(281)	(539)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	72,360	72,720
Total Liabilities and Shareholders’ Equity	$137,170	$117,508

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)

	For the three months ended September 30,	For the three months ended September 30,	For the nine months ended September 30,	For the nine months ended September 30,
	2014	2013	2014	2013
Net revenues:
Product	$22,018	$22,673	$63,563	$68,846
Service	14,141	14,697	43,311	46,031
Contract	20,132	18,168	63,360	66,851
	56,291	55,538	170,234	181,728
Costs of sales:
Product	14,160	15,492	42,878	46,806
Service	10,088	11,042	30,472	33,498
Contract	18,791	16,649	59,358	62,440
	43,039	43,183	132,708	142,744
Gross margin	13,252	12,355	37,526	38,984
Operating expenses:
Selling, general and administrative	9,379	8,616	28,155	28,315
Research and development	4,017	3,730	11,642	11,576
Amortization of identifiable intangible assets	31	-	31	-
	13,427	12,346	39,828	39,891
Operating income (loss) from continuing operations	(175)	9	(2,302)	(907)
Other income (expense) net	(20)	152	308	373
Interest expense	(21)	(16)	(63)	(42)
Income (loss) from continuing operations before benefit for income taxes	(216)	145	(2,057)	(576)
Benefit for income taxes	107	300	440	900
Income (loss) from continuing operations	(109)	445	(1,617)	324
Discontinued operations
Loss on discontinued operations (net of tax)	-	(5)	-	(211)
Net Income (loss)	$(109)	$440	$(1,617)	$113
Basic Earnings per Share:
Income (loss) from continuing operations	$(0.01)	$0.03	$(0.10)	$0.02
Loss from discontinued operations	-	(0.00)	-	(0.01)
Net income (loss)	$(0.01)	$0.03	$(0.10)	$0.01
Diluted Earnings per Share:
Income (loss) from continuing operations	$(0.01)	$0.03	$(0.10)	$0.02
Loss from discontinued operations	-	(0.00)	-	(0.01)
Net income (loss)	$(0.01)	$0.03	$(0.10)	$0.01
Weighted average shares outstanding
Basic	15,577	15,405	15,498	15,228
Diluted	15,577	15,446	15,498	15,253

PAR Technology CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per scare data)

	For the three months ended September 30, 2014			For the three months ended September 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$56,291	-	$56,291	$55,538	-	$55,538
Costs of sales	43,039	-	43,039	43,183	-	43,183
Gross Margin	13,252	-	13,252	12,355	-	12,355

Operating Expenses
Selling, general and administrative	9,379	549	8,830	8,616	212	8,404
Research and development	4,017	-	4,017	3,730	-	3,730
Amortization of identifiable intangible assets	31	31	-	-	-
Total operating expenses	13,427	580	12,847	12,346	212	12,134
Operating incoming (loss) from continuing operations	(175)	580	405	9	212	221
Other expense, net	(20)	-	(20)	152	-	152
Interest expense	(21)	-	(21)	(16)	-	(16)
Income (loss) from continuing operations before (provision) for income taxes	(216)	580	364	145	212	357
(Provision) benefit for income taxes	107	(187)	(80)	300	(81)	219
Income (loss) from continuing operations	$(109)	$393	$284	$445	$131	$576
Loss from discontinued operations, (net of tax)	$-		$-	$(5)		$(5)
Net income (loss)	$(109)		$284	$440		$571
Income (loss) per diluted share from continuing operations	$(0.01)		$0.02	$0.03		$0.04
Loss per diluted share from discontinuing operations	$-		$-	$(0.00)		$(0.00)
Income (loss) per diluted share	$(0.01)		$0.02	$0.03		$0.04

The Company reports its financial results in accordance with GAAP, which refers to financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the continuing operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

The adjustments for the three months ended September 30, primarily relates to the Company’s stock compensation expense and other severance related charges included within the Company’s operating expenses.  During the third quarter of 2014, the Company recorded severance and other related charges of $395,000 and equity based compensation charges of $185,000 as compared to $212,000 of equity based compensation recorded during the third quarter of 2013.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)

	For the nine months ended September 30, 2014			For the nine months ended September 30, 2013
	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non- GAAP)

Net revenues	$170,234	-	$170,234	$181,728	-	$181,728
Costs of sales	132,708	-	132,708	142,744	-	142,744
Gross Margin	37,526	-	37,526	38,984	-	38,984

Operating Expenses
Selling, general and administrative	28,155	1,351	26,804	28,315	1,034	27,281
Research and development	11,642	-	11,642	11,576	106	11,470
Amortization of identifiable intangible assets	31	31	-	-	-	-
Total operating expenses	39,828	1,382	38,446	39,891	1,140	38,751
Operating (income) loss from continuing operations	(2,302)	1,382	(920)	(907)	1,140	233
Other income, net	308	-	308	373	-	373
Interest expense	(63)	-	(63)	(42)	-	(42)
Income (loss) from continuing operations before (provision) benefit for income taxes	(2,057)	1,382	(675)	(576)	1,140	564
(Provision) benefit for income taxes	440	(459)	(19)	900	(433)	467
Income (loss) from continuing operations	$(1,617)	$923	$(694)	$324	$707	$1,031
Loss from discontinued operations, (net of tax)	$-		$-	$(211)		$(211)
Net Income (loss)	$(1,617)		$(694)	$113		$820
Income (loss) per diluted share from continuing operations	$(0.10)		$(0.04)	$0.02		$0.07
Loss per diluted share from discontinuing operations	$-		$-	$(0.01)		$(0.01)
Income (loss) per diluted share	$(0.10)		$(0.04)	$0.01		$0.05

During the nine months ended September 30, 2014, the Company recorded total charges of $1,382,000, which included $987,000 of equity based compensation expense.  The other $395,000 expense related to severance and acquisition related charges.  During the first nine months of 2013, the Company recorded total charges of $1,140,000, which included a benefit of $69,000 related to equity compensation expense.  The other charges of $1,209,000 were composed of $938,000 for separation related charges and legal costs of $271,000 associated with an intellectual property matter that was settled during 2013.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and are quantitatively and qualitatively different from the Company’s core operations during any particular period.